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                                                                    EXHIBIT 3.2


             SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                OF IMMUSOL, INC.
                            A CALIFORNIA CORPORATION



         Tsvi Goldenberg, Ph.D. and Faye H. Russell certify that:

         1. They are the Chief Executive Officer and the Secretary, respectively, of Immusol, Inc. a California corporation (the "corporation").

         2. The Amended and Restated Articles of Incorporation of the corporation are amended and restated to read as follows:

                                   ARTICLE I

         The name of the corporation is Immusol, Inc.


                                   ARTICLE II

         The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                  ARTICLE III

         Section 1. Classes of Stock. The corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Thirty Million (30,000,000) shares of Common Stock and Five Million (5,000,000) shares of Preferred Stock.

         Section 2. Powers, Preferences and Rights and Qualifications, Limitations and Restrictions of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them (a "Preferred Stock Designation"); and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares
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of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE IV

         Section 1. Liability of Directors. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         Section 2. Indemnity of Directors, Officers and Agents. The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law. The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

         Section 3. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article IV shall be prospective and shall not adversely affect any right of indemnification or liability of a director, officer or agent of the corporation relating to acts or omissions occurring prior to such repeal or modification.


                                   ARTICLE V

         Newly created directorships resulting from any increase in the authorized number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the shareholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors; provided, however, that the ability of the Board of Directors to fill any such vacancy shall terminate at the next annual meeting of the shareholders at which directors are elected following the creation of any such vacancy. Any director elected in accordance with the preceding sentence shall hold office until such director's successor shall have been elected and qualified.


                                   ARTICLE VI

         No action shall be taken by the shareholders of the corporation except at an annual or special meeting of shareholders called in accordance with the bylaws, and no action shall be taken by the shareholders by written consent.


                                  ARTICLE VII





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         Advance notice of shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders of the corporation shall be given in the manner provided in the bylaws of the corporation.


                                  ARTICLE VIII

         The election of directors by the shareholders shall not be by cumulative voting. At each election of directors, each shareholder entitled to vote may vote all the shares held by that shareholder for each of the several nominees for director up to the number of directors to be elected.
The shareholder may not cast more votes for any single nominee than the number of shares held by that shareholder. This Article VIII shall become effective only when the Corporation becomes a "listed corporation" within the meaning of the California Corporations Code Section 301.5(d).


                                   ARTICLE IX

                            [Intentionally Omitted]


                                   ARTICLE X

         Amendment or Rescission of Articles. The corporation reserves the right to repeal, alter, amend or rescind any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders herein are granted subject to this reservation.


                                 *     *     *


         3. The foregoing Second Amendment and Restatement of Articles of Incorporation has been duly approved by the Board of Directors.

         4. The foregoing Second Amendment and Restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the Corporations Code. As of the time shareholder approval for these restated articles was obtained, the total number of outstanding Common shares of the Corporation was 7,109,000, the total number of outstanding Series A Preferred shares of the Corporation was 2,000,000, and the total number of outstanding Series B-1 Preferred shares of the Corporation was 915,477. No other shares were outstanding. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was (i) more than 50% of the Common Stock voting as a separate class, (ii) more than 50% of the Preferred Stock voting as a separate class,
(iii) more than 50% of the Series A Preferred Stock voting as a separate class,
(iv) more than 50% of the





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Series B-1 Preferred Stock voting as a separate class, and (v) more than 50% of the Common Stock and Preferred Stock voting together as a single class.

         5. Subsequent to the shareholder approval, all outstanding shares of Preferred Stock were converted to Common Stock.


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         We further declare under penalty of perjury under the laws of the
State of California that the matters set forth in this certificate are true and correct of our own knowledge.

         Date:  ______________________, 1996



                                        ----------------------------------------
                                        Tsvi Goldenberg, Ph.D., President



                                        ----------------------------------------
                                        Faye H. Russell, Secretary





                 [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                  ARTICLES OF INCORPORATION OF IMMUSOL, INC.]